                                                                   EXHIBIT 10.19

                                REAL ESTATE LEASE
                              AND OPTION AGREEMENT
                              --------------------

         THIS REAL ESTATE AND OPTION AGREEMENT (this "Lease") is made as of March 29, 2002 (the "Effective Date"), by and between LARRY C. SHUMATE (the "Lessor") and Excalmergeco, Inc., a Texas corporation (the "Lessee").

                                    RECITALS
                                    --------

         1. Lessor is the owner of certain property located in Magnolia, Texas, being more fully described as Lots Seventy-Seven (77) and Seventy-Eight (78), in Block One (1) of WESTWOOD SECTION TWO, an addition in Montgomery County, Texas, according to the map or plat thereof recorded in Plat Cabinet B, Sheet 103A, Map Records of Montgomery County, Texas (the "Land") (the Land, together with all buildings and improvements situated thereon, is hereinafter referred to as the "Leased Premises").

         2. Lessor desires to lease the Leased Premises to Lessee and Lessee desires to lease the Leased Premises from the Lessor.

         NOW, THEREFORE, in consideration of the mutual promises, conditions and covenants herein contained, and other good and valuable consideration, receipt of which is hereby acknowledged, Lessor and Lessee agree as follows:

                                    SECTION 1
                                 LEASED PREMISES
                                 ---------------

         1.01. LEASED PREMISES. In consideration of the rents, covenants and agreements hereinafter reserved and contained on the part of Lessee to be observed and performed, Lessor leases to Lessee, and Lessee rents from the Lessor the Leased Premises.

                                    SECTION 2
                                      TERM
                                      ----

         2.01. COMMENCEMENT AND ENDING DATE OF LEASE TERM. The term of this Lease ("Lease Term") shall commence on the Effective Date, and shall continue until March 31, 2003. However, Lessee may terminate this Lease by giving Lessor at least thirty (30) days written notice of termination, and provided, further, that (i) the Lease Term shall end automatically upon the occurrence of the closing under the Purchase Option (hereinafter defined), and (ii) the Lease Term shall end if the Lease is otherwise terminated as herein permitted.

                                    SECTION 3
                                      RENT
                                      ----

         Lessee agrees to pay to Lessor at the office of Lessor, or at such other place designated in writing by Lessor, rent in the amount of $5,000.00 per month, payable in advance, during each month of the Lease Term of this Lease (the "Monthly Rent"). The first installment of Monthly Rent shall be payable on the execution hereof. Each month's Monthly Rent payment thereafter shall be due on the first (1st) day of each month. For any month in which the Lease is terminated or for any partial calendar month during the Lease Term, the Monthly Rent shall be prorated based upon the number of days elapsed in such month. Lessor agrees to make all payments as and when due under the Prior Note.


                                    SECTION 4
                              FIXTURES, ALTERATIONS
                              ---------------------

         4.01. INSTALLATION BY LESSEE. Lessee shall not make or cause to be made any material structural alterations to the Leased Premises without first obtaining Lessor's prior written consent, which shall not be unreasonably withheld, conditioned or delayed. However, Lessee may make interior, nonstructural alterations, additions, or improvements to the Leased Premises without Lessor's prior consent, provided the same will not affect the exterior, structural integrity, or soundness of the Leased Premises, and Lessee may further install or cause to be installed, without Lessor's prior consent, trade fixtures, exterior signs, floor covering, interior or exterior lighting, plumbing fixtures, electrical systems and equipment and the like.

         4.02. REMOVAL BY LESSEE. Any installations, alterations, decorations, additions or improvements made to the Leased Premises by the Lessee may be removed from the Leased Premises at to the end of the Lease Term hereof, provided such removal does not cause substantial damages to the Leased Premises. All such installations, alterations, decorations, additions or improvements made to the Leased Premises by Lessee and not removed by Lessee upon termination or expiration of this Lease shall become the property of Lessor.


                                    SECTION 5
                   MAINTENANCE AND REPAIRS OF LEASED PREMISES
                   ------------------------------------------

         5.01. OBLIGATIONS FOR MAINTENANCE AND REPAIRS.

                  (a) Lessor shall keep and maintain all portions of the Leased Premises, including, without limitation: the foundation; exterior walls and roof (both the roof membrane and the structural members supporting the roof) of the buildings and other improvements on the Land; the structural portions and members of the Leased Premises; the exterior and interior portion of all walls; doors; door checks; windows; plate glass; all plumbing and sewage facilities within the Leased Premises including free flow to the main sewer line; fixtures; heating, air conditioning and electrical systems; mechanical systems; floors; and ceilings in a good order and state of repair at all times during the Lease Term. Lessee shall be responsible for the first $1,000.00 of such repairs and maintenance to the Leased Premises, and Lessor shall be responsible for the costs of all repairs and maintenance in excess of $1,000.00.

                  (b) Lessee shall keep and maintain the Leased Premises in a clean, sanitary and safe condition and in accordance with all laws, ordinances, directions, rules and regulations of all governmental agencies having jurisdiction over the Leased Premises, and Lessee shall comply with all requirements of law, by statutes, ordinance or otherwise, affecting the Leased Premises and all appurtenances thereto. However, Lessee shall NOT be required to make any repairs or alterations to any portions of the Leased Premises in order to comply with any such requirements of law, statute, ordinance, rule, regulation, or other requirement of any governmental authorities, nor shall Lessee be required to correct or to make any repairs or improvements to any portion of the Leased Premises in order to bring into compliance with applicable law any portion of the Leased Premises that is not in compliance with any such applicable requirements of law, statute, ordinance rule, regulations, administrative order, decree, court decision, or the like, all of the same being the responsibility of Lessor, which shall be at Lessor's sole cost and expense, as set forth below.

                  (c) Lessor shall, at its sole cost, be required to correct and to make any repairs and improvements to the Leased Premises necessary to bring into compliance with applicable law any portion of the Leased Premises that is not in compliance with any applicable requirements of law, statute, ordinance, rule, regulations, administrative order, decree, court decision, or the like of any applicable governmental authorities in effect at any point during the Lease Term (including both existing laws, statutes, ordinances, rules, regulations, administrative orders, decrees, court decisions, or the like, as well as any additions amendments to any of same which take effect during the Lease Term). Lessor further represents and warrants to Lessee that all improvements constituting part of the Leased Premises are in compliance with all applicable requirements of law, statute, ordinance or other governmental authorities in effect as of the date of this Lease.

         5.02. SURRENDER OF LEASED PREMISES. Upon the termination of this Lease, Lessee shall surrender the Leased Premises in the same condition as the Leased Premises were on the date this Lease was executed, reasonable wear and tear and damage from fire and other casualty excepted. Lessee, may remove any and all of its trade fixtures, equipment, and other property, provided that such occurs by the end of the Lease Term, as aforesaid and shall promptly repair any damages to the Leased Premises caused thereby.

         5.03. ENVIRONMENTAL LIABILITY Lessee shall indemnify, defend, and hold Lessor, its employees, agents, officers, and directors, harmless from and against any claim, action, suit, proceeding, loss, cost, damage, liability, deficiency, fine, penalty, punitive damage or expense (including, without limitation, attorneys' and consultant fees), directly or indirectly resulting from, arising out of or based upon the presence, release, use, manufacture, generation, discharge, storage or disposal of any Hazardous Materials on, under, in, or about, or the transportation of any Hazardous Materials to or from the Leased Premises AFTER the date of this Lease that result from the acts or omissions of Lessee, or its employees, or agents.

         Lessor agrees to indemnify, defend and hold Lessee, its employees, agents, officers, and directors, harmless from and against any claim, action, suit, proceeding, loss, cost, damage, liability, deficiency, fine, penalty, punitive damage or expense (including, without limitation, attorneys' and consultant fees), directly or indirectly resulting from, arising out of or based upon (i) the release, use, manufacture, generation, discharge, storage or disposal of any Hazardous Materials on, under, in, or about, or the transportation of any Hazardous Materials to or from the Leased Premises prior to the date of this Lease, or (ii) a violation of any Hazardous Materials Law affecting the Leased Premises which is caused by or arises out of any fact, matter, situation, or circumstance that in existence as of the date of this Lease.

         Lessor warrants, represents, covenants and agrees that, as of the Effective Date, there are no Hazardous Materials on, under or in the Leased Premises.

"Hazardous Material" shall mean any substance that poses a threat to, or is regulated to protect, human health, safety, public welfare, or the environment, including without limitation: (a) any "hazardous substance," "pollutant" or "contaminant," and any "petroleum" or "natural gas liquids" as those terms are defined or used under Section 101 of the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended (42 U.S.C. ss. 9601, et seq.) ("CERCLA"), (b) "solid waste" as defined by the Federal Solid Waste Disposal Act (42 U.S.C. ss.6901, et seq.), (c) any substance whose presence on any property or facility would cause or would threaten to cause a nuisance upon the such property or facility or to adjacent properties, (d) any substance whose presence on adjacent properties could constitute a trespass by any party, (e) asbestos or a material containing asbestos, (f) any material that contains lead or lead based paint, (g) any radioactive materials, (h) any infectious materials, (i) toxic microorganisms, including mold, mildew or fungi, (j) oil, other petroleum products, and their respective by-products, or (k) any substance the presence or release of which requires reporting, investigation or remediation under any Environmental Laws.

"Hazardous Materials Law" shall mean all federal, state or local laws, codes, rules, ordinances, regulations, administrative rulings and decisions, directives, court decisions, orders, decrees, documents, and guidance relating to health, safety or the environment, including without limitation CERCLA, the Hazardous Material Transportation Act (49 U.S.C. 1801 ET SEQ.), RCRA, the Clean Air Act (42 U.S.C. 7401 ET SEQ.), the Clean Water Act (33 U.S.C. 1251 ET seq.), the Toxic Substances Control Act, as amended (15 U.S.C. 2601 ET SEQ.), the National Environmental Policy Act (42 U.S.C. 4321 ET SEQ.), the Oil Pollution Act (33 U.S.C. 2701 ET SEQ.), and the Occupational Safety and Health Act (29 U.S.C. 651 ET SEQ.), Federal Water Pollution Control Act, the Safe Drinking Water Act, as these laws have been amended or supplemented, and all other laws, statutes, ordinances, rules, regulations, orders and determinations of any Governmental Entity relating to (a) the control of any potential pollutant or protection of the air, water or land, (b) solid, gaseous or liquid waste generation, handling, treatment, storage, disposal or transportation and (c) exposure to hazardous, toxic or other harmful substances. The terms "hazardous substance", "release" and "threatened release" have the meanings specified in CERCLA, and the terms "solid waste" and "disposal" (or "disposed") have the meanings specified in RCRA; provided, however, that, to the extent the laws of the state in which any Assets are or were located currently provide for a meaning for "hazardous substance", "release", "solid waste" or "disposal" which is broader than that specified in either CERCLA or RCRA, such broader meaning shall apply.

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                                    SECTION 6
                           TAXES: OBLIGATION OF LESSEE
                           ---------------------------

         6.01. TAXES. Lessee shall be responsible for, and agrees to timely pay prior to delinquency, any and all real property ad valorem taxes and assessments (including but not limited to assessments and special assessments which may be levied or assessed, during the Lease Term, against the Land, buildings, and improvements, comprising the Leased Premises, and any claim, action, suit, proceeding, loss, cost, damage, liability, deficiency, fine, penalty, punitive damage or expense (including, without limitation, attorneys' fees) for any and all of same (collectively, "Taxes"). Lessee shall provide Lessor with evidence of the payment of such Taxes within thirty (30) days after the beginning of each calendar year during the Lease Term.

                                    SECTION 7
                                    INSURANCE
                                    ---------

         7.01. INSURANCE COMPANIES. All policies of insurance to be kept and maintained in force by the respective parties hereto shall be issued by insurance companies authorized to do business in the State of Texas and approved by both parties hereto.

         7.02. LESSEE TO OBTAIN LIABILITY INSURANCE. Lessee shall, at its sole expense, at all times during the Lease Term, maintain in full force a commercial general liability insurance (CGL) policy in an amount not less than $1,000,000.00 in the aggregate. The policy shall designate Lessor as an additional insured, and must be maintained at all times during Lease Term.

         7.03. LESSEE TO OBTAIN FIRE INSURANCE ON LEASED PREMISES. Lessee shall, at Lessee's sole cost and expense, maintain in force, at all times during the Lease Term, a policy or policies of fire and extended coverage casualty insurance to the extent of the full replacement cost of the Leased Premises, including, without limitation, all improvements and fixtures thereon, but such insurance shall not ever be less than amounts reasonably required by Lessor and Lessor's lender. Any insurance policy or policies maintained shall name as beneficiaries, Lessor, Lessee and any mortgage holder under a standard mortgage clause as their interests may appear.

         7.04. CERTIFICATE OF INSURANCE. Each of Lessor and Lessee agrees to submit to the other a copy of the certificate or certificates of or other evidence of the renewal or extension of any insurance coverage required in this Section. All such certificates will reflect a minimum of thirty (30) days written notice of cancellation to be given to the other party.

         7.05. MUTUAL WAIVER OF SUBROGATION. If either Lessor or Lessee sustains a loss by reason of fire or other casualty which is a loss of a type within the coverage of typical fire and extended coverage insurance policies issued in the State of Texas, or is within the coverage of the type of insurance policy or policies actually carried or required to be carried by Lessor or Lessee pursuant to this Lease, and such fire or casualty is caused in whole or in part by the acts or omissions of the other party or its agents, servants, contractors, or employees, then each party does hereby waive and release the other party of and from any and all claims, demands, causes of action, and rights or recovery which such party might otherwise have against the other regardless of the cause of origin thereof (including the negligence of Lessor or Lessee and their agents, servants, contractors, or employees) for damage to or loss of any part of the Leased Premises, or any of the fixtures, equipment, merchandise, alterations or other property therein belonging to either party, and the party incurring such loss agrees to look solely to the proceeds (if any) of its previously mentioned policy or policies of insurance, and such party shall have no right of recovery against the other party to this Lease or the agents, servants, or employees of such other party, and, in all events, no party shall have any right by way of assignment or subrogation; and, that all policies of insurance written to insure such buildings, improvements and contents shall provide for a waiver of rights of subrogation against Lessor and Lessee on the part of the insurance carrier.

                                    SECTION 8
                             SERVICES AND UTILITIES
                             ----------------------

         Lessee shall be solely responsible for and promptly pay or reimburse Lessor for all charges within thirty (30) days of receipt of invoices for water, electricity, telephone, chilled water for air conditioning purposes, sanitary sewer, gas, and/or other utilities used or consumed in or on the Leased Premises during the term hereof. Lessee shall further have the right during the Lease Term to place all such utilities in Lessee's name.

                                    SECTION 9
                            ASSIGNMENT AND SUBLETTING
                            -------------------------

         Lessee may assign this Lease or the Purchase Option (hereinafter defined), and may sublet the Leased Premises, in whole or in part, only with the prior written consent of Lessor, such consent not to be unreasonably withheld, conditioned, or delayed.

                                   SECTION 10
                   DESTRUCTION OF LEASED PREMISES/CONDEMNATION
                   -------------------------------------------

         10.01. DESTRUCTION OF LEASED PREMISES. If any portion of the building or buildings on the Land are destroyed or damaged by fire, explosion or any other casualty (whether with or without the fault or neglect of Lessee) so as to be rendered untenantable, then Lessor shall promptly repair and reconstruct the damage to such improvements to the condition in which they existed immediately prior to such damage or destruction, at Lessor's sole cost and expense. If such repairs are not completed within sixty (60) days after the date of such damage or destruction, then, in addition to any and all other remedies to which Lessee may be entitled, Lessee may terminate this Lease. Lessee's Monthly Rent hereunder shall be equitably reduced for any time during which any portion of the building or buildings on the Land cannot be used or occupied due to such event.

         10.02. CONDEMNATION. If there shall be taken during the Lease Term more than twenty percent (20%) of: (i) the leasable area of the buildings or other improvements on the Land or (ii) the parking area of the Leased Premises (or if a conveyance in lieu thereof should occur), then Lessee may elect to terminate this Lease by notice to Lessor within thirty (30) days after the date of such taking (or conveyance in lieu thereof). If Lessee does not elect to terminate this Lease, or if less than twenty percent (20%) of the leasable area of the buildings or other improvements or the parking area are taken (or conveyed in lieu thereof), then Lessor shall promptly restore the remainder of the Leased Premises to the condition in which they existed prior to such condemnation (or conveyance), at its sole cost and expense, and the Monthly Rent payable by Lessee shall be reduced in proportion to the area of the Leased Premises so taken or conveyed. Additionally, Lessee's Monthly Rent hereunder shall be equitably reduced for any time during which any portion of the Leased Premises cannot be used or occupied due to such condemnation or conveyance in lieu thereof. If such restoration by Lessor is not completed within sixty (60) days after the date of such taking (or conveyance in lieu thereof), then, in addition to any and all other remedies to which Lessee may be entitled, Lessee may terminate this Lease. Lessee shall have the right to participate in any condemnation proceeding (and/or negotiations) and to prove and recover out of the award (or negotiated consideration) an amount equal to the value of Lessee's leasehold estate and trade fixtures so taken.


                                   SECTION 11
                         DEFAULT OF THE LESSEE OR LESSOR
                         -------------------------------

         11.01. DEFAULT BY LESSEE. In the event (1) Lessee fails to pay any Monthly Rent when due, which failure has not been cured within ten (10) business days after receipt by Lessee of written notice of such failure from Lessor, or
(2) Lessee should fail to perform any of the other terms, conditions or covenants of this Lease to be observed or performed by Lessee for more than thirty (30) days after written notice of such default shall have been given to Lessee (provided that if the nature of such default is such that it cannot reasonably be cured within a thirty (30) day period, then Lessee shall not be in default so long as Lessee commences the cure of such failure within such thirty
(30) day period and is diligently prosecuting such cure to completion), or (3) if Lessee shall become bankrupt, or file any debtor proceedings or take or have taken against Lessee in any court pursuant to any statute either of the United States or of any State a petition in bankruptcy or insolvency or for reorganization or for the appointment of a receiver or trustee of all or a portion of Lessee's property, or (4) if Lessee makes an assignment for the benefit of creditors, or if Lessee shall abandon the Leased Premises, or (5) Lessee allows this Lease to be taken under any writ of execution, then Lessor, in addition to other rights or remedies it may have by law or in equity, shall have:

                  (a) the right to treat said Lease granted herein as terminated; and/or

                  (b) the right to re-enter the Leased Premises and remove all persons and property form said Leases Premises; and/or

                  (c) the right to remove and store all such personal property of Lessee in a public warehouse, or elsewhere, at the cost of, and for the account of Lessee.

         11.02. DEFAULT BY LESSOR. If Lessor shall fail to perform any of its obligations under this Lease, which failure has not been cured within thirty
(30) days after receipt by Lessor of Lessee' written notice of such failure together with a written estimate of the cost to cure such failure from Lessee (except when the nature of Lessor's obligation is such that more than thirty
(30) days are required for its cure, then Lessor shall not be deemed in default if it commences such cure within such thirty (30) day period and thereafter diligently pursues the cure to completion), then Lessee, in addition to other rights or remedies it may have by law or in equity: (i) may terminate this Lease; or (ii) cure such failure for the account and at the expense of Lessor and render a bill to Lessor for the actual and reasonable expense thereof. If Lessor fails to pay such bill within fifteen (15) days after such bill is rendered, Lessee shall have the right to deduct such expense from Lessee's payments of Monthly Rent payable hereunder.

         11.03. LEGAL EXPENSES. If suit shall be successfully brought for recovery of possession of the Leased Premises, for the recovery of Monthly Rent or any other amount due under the provisions of this Lease, or because of the breach of any other covenant herein contained on the part of Lessee or Lessor to be kept or performed, then the losing party shall pay to the prevailing party all expenses incurred therefor, including, without limitation, the Lessor's reasonable attorney's fee.


                                   SECTION 12
                                   SUCCESSORS
                                   ----------

         All rights and liabilities herein given to, or imposed upon, the respective parties hereto shall extend to and bind the several respective successors and permitted assigns of the said parties.

                                   SECTION 13
                               QUIET ENJOYMENT AND
                               -------------------
                         OTHER COVENANTS AND AGREEMENTS
                         ------------------------------

         Upon payment by the Lessee of the Monthly Rent herein provided, and upon the observance and performance of all the material covenants, terms and conditions on Lessee's part to be observed and performed, Lessee shall peaceably and quietly hold and enjoy the Leased Premises for the Lease Term without hindrance or interruption by Lessor or any other person or persons, subject, nevertheless, to the terms and conditions of this Lease.

                                   SECTION 14
                                 OPTION TO SELL
                                 --------------

         14.01. OPTION TO PURCHASE LEASED PREMISES. Lessor shall have the right and option at any time during the Lease Term to require Lessee to purchase fee simple title to the Leased Premises (the "OPTION TO SELL").

         14.02. MANNER OF EXERCISE OF OPTION TO SELL. To exercise the Option to Sell, Lessor shall deliver written notice of its interest (the "Election Notice") in exercising such Option to Sell to Lessee at any time prior to the expiration or termination of the Lease Term (e.g., Lessor may exercise the Option to Sell at any time prior to the expiration or termination of the Lease Term, even if Lessee has provided written notice to the other of its election to terminate this Lease pursuant to Section 2.01).

         14.03. PURCHASE PRICE. The purchase price for the Leased Premises (the "Purchase Price") shall be: (i) TWENTY FIVE THOUSAND AND NO/100THS DOLLARS ($25,000.00); and (ii) TWO HUNDRED THOUSAND (200,000) shares of the common stock of Excalibur Holdings, Inc., which is the parent of Lessee (the "Shares"), which, it is agreed, shall be valued by the parties for all purposes at $1.50 per share (the "Per Share Value") (e.g., for the purpose of determining the premium and face amount of the Owner's Policy [hereinafter defined]).

         14.04. TERMS AND PROVISIONS OF THE SALE. If Lessee delivers the Election Notice, then the following shall apply:

         (a) Lessee shall deliver to a local title company designated by Lessee (the "Title Company") the sum of $5,000 ("Earnest Money") within twenty (20) days after delivery of the Election Notice by Lessor, which Earnest Money shall be released to Lessor as liquidated damages in the event of a breach by Lessee of its obligation to purchase the Leased Premises.

         (b) Contemporaneously with the delivery of the Election Notice by Lessor, Lessor shall deliver to Lessee all of the following items: (i) all available architectural, structural, mechanical, and electrical "as-built" plans and specifications for the improvements constituting part of the Leased Premises, together with copies of the building permit and certificate of occupancy relating to the Leased Premises (ii) a commitment for title insurance issued by the Title Company together with all instruments referred to in such commitment, together with a copy of the Seller's existing title policy; (iii) a copy of all existing surveys of the Leased Premises; (iv) all soil reports, environmental reports, and engineering reports pertaining to the Leased Premises in Lessor's possession; (v) copies of all debt instruments, if any, affecting the Leased Premises; (vi) copies of all tax bills applicable to the Leased Premises for the immediately preceding three (3) years; and (vii) copies of all contracts affecting the Leased Premises (including, without limitation, contracts relating to security, maintenance, repairs, cleaning, etc.) (the foregoing referred to as the "Required Materials"). Lessee may elect, in its discretion, to update or re-certify any of Lessor's environmental or other reports regarding the Leased Premises at the cost of Lessor.

         (c) Within twenty (20) days after the delivery of the Election Notice, Lessor, at Lessor's expense, shall obtain and deliver to Lessee a survey, (hereinafter called the "Survey") of the Leased Premises to be made by an engineer or a surveyor acceptable to Lessee and the Title Company prepared in accordance with the current survey standards adopted by the American Land Title Association ("ALTA") and the American Congress of Surveying and Mapping ("ACSM"), sufficient to enable the Title Company to issue a Texas (Form T-1) owner's policy of title insurance (the "Owner's Policy"), and to delete any standard printed survey exception in the Owner's Policy to be delivered at closing, and containing such items, features and descriptions as Lessee or the Title Company shall require (all at Lessor's expense).

         (d) Lessee shall have a period of sixty (60) days after the later to occur of (i) the delivery of the Election Notice; (ii) receipt of the last of the Required Materials (such period being referred to as the "Information Review Period"), within which to review such materials and to undertake an investigation of the environmental condition of the Leased Premises. If, in the exercise of Lessee's good faith business judgment, Lessee determines that the environmental condition of the Leased Premises is not satisfactory, then on or prior to the expiration of the Information Review Period, Lessee will deliver to Lessor written notice of such decision (hereinafter called the "Termination Notice"), and upon the giving of the Termination Notice, this Lease (including the Purchase Option) shall be deemed terminated, Lessee shall have no further obligation to purchase the Leased Premises, and the Earnest Money shall be immediately returned to Lessee.

         (e) The closing of such transaction shall take place on a date ("Closing Date") to be designated by Lessee, which date shall be no later than ninety (90) days after the delivery by Lessee of the Election Notice. The closing of this transaction will take place on the Closing Date at the offices of the Title Company, or such other place as Lessor and Lessee may agree.

         (f) Lessee acknowledges and agrees that there is an existing deed of trust lien on the Leased Premises as of the date of this Lease, pursuant to that certain Deed of Trust, for the benefit of Wells Fargo Bank, N.A. ("Lender") (the "Prior Mortgage."), which secures the payment of that certain Promissory Note, dated of even date therewith, from Lessor, as "Maker," made payable to the order of Lender, as "Payee," in the original principal amount of $250,000.00 (the "Prior Note"). Lessee agrees that the Prior Mortgage shall remain as an encumbrance against the Leased Premises, and Lessor shall not be obligated to discharge or remove the Prior Mortgage as an encumbrance on the Leased Premises prior to the Closing Date; provided that Lessor has made all payments under the Prior Note as and when due from and after the commencement of the Lease Term.

         (g) At closing, Lessor shall execute and deliver a special warranty deed conveying the Leased Premises to Lessee, subject only to: (i) exceptions to title disclosed by the title commitment issued by the Title Company AND existing at the commencement of this Lease; (ii) taxes and standby fees for the year of the closing, and (iii) any restrictions, covenants, easements, mineral reservations, or other matters of record which Lessee has specifically consented to in writing, or requested Lessor in writing to create prior to delivery of the Election Notice (it being agreed that no liens for monetary amounts [other than the Prior Mortgage] shall be permitted to remain outstanding after such purchase, and title shall be conveyed free of all such liens).

         (h) At closing, (i) Lessee shall execute and deliver (or cause to be executed and delivered) to Lessor a certificate or certificates (issued in the name of Lessor) representing the Shares; and (ii) Lessee shall pay the cash portion of the Purchase Price by cash, cashier's check, or wire transfer to the account of the Title Company (in accordance with wiring instructions provided by the Title Company to Lessee).

         (i) In addition to the above documents, Lessor and Lessee shall also execute any other documents that may be necessary, required, or reasonably requested by the other party or by the Title Company to convey the Leased Premises to Lessee. At closing, the Title Company shall deliver to Lessee, at Lessor's expense, the Owner's Policy issued by the Title Company in the amount of the Purchase Price insuring that Lessee owns fee simple title to the Leased Premises, subject to no exceptions other than the exceptions described herein, and containing such endorsements and other matters as Lessee shall desire (the cost of which shall be borne by Lessor). All other costs of closing shall be payable in accordance with local custom for the closing of similar transactions in Montgomery County, Texas.

         (j) If, following Lessee's delivery of the Election Notice, the conveyance of the Leased Premises is not consummated in whole or in part, by reason of Lessor's default or failure to act, then in addition to its other rights and remedies available at law or in equity, Lessee shall be entitled to fulfill Lessor's obligations, or sue Lessor for damages equal to the expenditures incurred by Lessee (including those incurred to remove any unauthorized liens or encumbrances) and/or be entitled to enforce specific performance.

         (k) Lessor shall also execute a subscription agreement for the Shares in form and substance reasonably satisfactory to Lessee, but which, at a minimum, shall contain a restatement of the representations and warranties by Lessor in Section 14.04(l) below

         (l) Lessor hereby makes the following representations and warranties regarding the Shares:

                           (i) The Shares will not be registered under the
Securities Act of 1933, or under the securities laws of any state (the "Securities Laws"). The Shares are not being so registered in reliance upon exemptions from the Securities Act and the Securities Laws which are predicated, in part, on the representations, warranties and agreements of Lessor contained herein. Lessor represents and warrants that (i) it has such knowledge and experience in financial and business matters that it is capable of evaluating the merits and risks of an investment in the Shares and the suitability thereof as an investment for them, (ii) Lessor is an "accredited investor" within the meaning of Regulation D promulgated by the Securities and Exchange Commission (the "Commission") pursuant to the Securities Act, (iii) the Shares to be acquired by Lessor in connection with the sale of the Leased Premises will be acquired solely for investment and not with a view toward resale or redistribution in violation of the Securities Laws, (iv) its residence and domicile is in the State of Texas, and (v) in connection with the transactions contemplated hereby, no assurances have been made concerning the future results of Holdings or as to the value of the Shares. Lessor understands that Holdings is not under any obligation to file a registration statement or to take any other action under the securities laws with respect to the Shares.

                           (ii) Lessor has consulted with its own counsel in
regard to the Securities Laws and is fully aware: (i) of the circumstances under which it is required to hold the Shares, (ii) of the limitations on the transfer or disposition of the Shares, (iii) that the Shares must be held indefinitely unless the transfer thereof is registered under the Securities Laws or an exemption from registration is available, and (iv) that no exemption from registration is likely to become available for at least one (1) year from the date of acquisition of the Shares. Lessor has been advised by its counsel as to the provisions of Rules 144 and 145 as promulgated by the Commission under the Securities Act and has been advised of the applicable limitations thereof. Lessor acknowledges that Holdings and Lessee will be relying upon the truth and accuracy of the representations and warranties made by Lessor herein in consummating the transactions contemplated by the Purchase Option (if it is exercised and consummated in accordance with the above provisions).

                           (iii) Lessor and Holdings have made available to
Lessor the opportunity to ask questions and receive answers concerning the terms and conditions of the transactions contemplated by the Purchase Option and to obtain any additional information which they possess or could reasonably acquire for the purpose of verifying the accuracy of information furnished to Lessor as set forth herein or for the purpose of considering the transactions contemplated hereby. Lessor agrees that the certificates representing the Shares will be imprinted with the following legend, the terms of which are specifically agreed to:

                  THE SHARES REPRESENTED BY THIS CERTIFICATE HAVE BEEN ACQUIRED FOR INVESTMENT AND HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 OR THE SECURITIES LAWS OF ANY STATE, IN RELIANCE UPON EXEMPTIONS FROM REGISTRATION REQUIREMENTS. WITHOUT SUCH REGISTRATION, SUCH SHARES MAY NOT BE SOLD, PLEDGED, HYPOTHECATED OR OTHERWISE TRANSFERRED, EXCEPT UPON DELIVERY TO STEEL OF AN OPINION OF COUNSEL REASONABLY SATISFACTORY TO THE CORPORATION THAT REGISTRATION IS NOT REQUIRED FOR SUCH SALE, PLEDGE, HYPOTHECATION OR TRANSFER OR THE SUBMISSION TO STEEL OF SUCH OTHER EVIDENCE AS MAY BE SATISFACTORY TO STEEL TO THE EFFECT THAT SUCH SALE, PLEDGE, HYPOTHECATION OR TRANSFER SHALL NOT BE IN VIOLATION OF THE SECURITIES ACT OF 1933 OR APPLICABLE STATE SECURITIES LAWS OR ANY RULE OR REGULATION PROMULGATED THEREUNDER. ADDITIONALLY, THE ARTICLES OF INCORPORATION, AS AMENDED, WHICH ARE ON FILE IN THE OFFICE OF THE SECRETARY OF STATE OF THE STATE OF TEXAS AND A COPY OF WHICH THE CORPORATION WILL FURNISH ANY SHAREHOLDER WITHOUT CHARGE UPON WRITTEN REQUEST, DENY PRE-EMPTIVE RIGHTS OF SHAREHOLDERS AND THE RIGHT OF SHAREHOLDERS TO CUMULATE VOTES IN THE ELECTION OF DIRECTORS, AND SET FORTH THE DESIGNATIONS, PREFERENCES, LIMITATIONS, AND RELATIVE RIGHTS OF EACH CLASS OF STOCK THE CORPORATION IS AUTHORIZED TO ISSUE. FURTHER, NOTICE IS HEREBY GIVEN THAT THE SHARES EVIDENCED BY THIS CERTIFICATE ARE SUBJECT TO RESTRICTIONS UNDER CERTAIN CIRCUMSTANCES AS PROVIDED BY THE BYLAWS OF THE CORPORATION WHICH ARE ON FILE AT THE PRINCIPAL OFFICE OF THE CORPORATION. A COPY OF THE BYLAWS WILL BE FURNISHED WITHOUT CHARGE UPON REQUEST BY THE HOLDER OF THIS CERTIFICATE TO THE CORPORATION AT ITS PRINCIPAL OFFICE OR REGISTERED OFFICE.

         14.05. RECORDATION OF OPTION AGREEMENT. Lessor and Lessee agree to execute a recordable memorandum outlining the relevant terms of the Purchase Option, which memorandum shall be filed in the Official Public Records of Real Property in Montgomery County, Texas.

         14.06 POSSIBLE MERGER TRANSACTION. Lessee acknowledges that Lessor may contribute the Leased Premises into a corporation of which Lessor is the sole or partial owner, and to structure the purchase of the Leased Premises as a merger or similar corporate reorganization. Lessee agrees to reasonably cooperate with Lessor in implementing and structuring the sale and purchase of the Leased Premises as a merger or similar corporate reorganization.


                                   SECTION 15
                                  MISCELLANEOUS
                                  -------------

         15.01. WAIVER. The waiver by either party of any breach of any term, covenant or condition herein contained shall not be deemed to be a waiver of such term, covenant or condition or any subsequent breach of the same or any other term, covenant or condition herein contained. No covenant, term or conditions of this Lease shall be deemed to have been waived by either party, unless such waiver be in writing by said party.

         15.02. ENTIRE AGREEMENT. This Lease sets forth all the covenants, promises, agreements, conditions and understandings between Lessor and Lessee concerning the subject matter hereof and there are no covenants, promises, agreements, conditions or understandings, either oral or written, between them other than as are herein set forth. Except as herein otherwise provided, no subsequent alteration, amendment, change or addition to this Lease shall be binding upon Lessor or Lessee unless reduced to writing and signed by them.

         15.03. NOTICES. Any notice, demand, request or other instrument which may be or are required to be given under this Lease shall be delivered personally or sent by United States certified mail postage prepaid and shall be addressed (a) if to Lessor, at the address provided below or at such other address as Lessor may designate by written notice, and (b) if to Lessee, at the address provided below or at such other address as Lessee shall designate by written notice:

         (a)      To Lessor:

                  Larry C. Shumate
                  15719 Lakeway Drive
                  Willis, Texas 77318

         (b)      To Lessee:

                  Excalmergeco, Inc.
                  16825 Northchase, Suite 630
                  Houston, Texas 77060
                  Attention:  William S.H. Stuart

                  With a copy (which shall not constitute notice) to:

                  Haynes and Boone, L.L.P.
                  1000 Louisiana, Suite 4300
                  Houston, Texas  77002
                  Attention:  Thomas J. McCaffrey

         15.04. CAPTIONS AND SECTION NUMBERS. The captions, section numbers and article numbers appearing in this Lease are inserted only as a matter of convenience and in no way define, limit, construe, or describe the scope or intent of such sections or articles of this Lease nor in any way affect this Lease.

         15.05. PARTIAL INVALIDITY. If any term, covenant or condition of this Lease or the application thereof to any person or circumstance shall, to any extent, be invalid or unenforceable, the remainder of this Lease, or the application of such term, covenant or condition to persons or circumstances other than those as to which it is held invalid or unenforceable, shall not be affected thereby and each term, covenant or condition of this Lease shall be valid and be enforced to the fullest extent permitted by law.

         15.06. APPLICABLE LAW. The laws of the State of Texas shall govern the validity, performance and enforcement of this Lease.

         15.07. COUNTERPARTS. This Agreement may be executed in one or more counterparts, each of which shall for all purposes be deemed to be an original and all of which shall constitute the same instrument. In making proof of this Agreement, it shall not be necessary to produce or account for more than one such counterpart. A telecopied facsimile of an executed counterpart of this Agreement shall be sufficient to evidence the binding agreement of each party to the terms hereof. However, each party agrees to promptly deliver to the other parties an original, duly executed counterpart of this Agreement.

                           [SIGNATURE PAGE TO FOLLOW]

         IN WITNESS WHEREOF, each of the parties hereto has caused this Lease to be executed on its behalf as of the date first above written.

                                    LESSOR:



                                    LARRY C. SHUMATE


                                    LESSEE:

                                    EXCALMERGECO, INC., a Texas corporation


                                    By: /S/ William S.H. Stuart
                                       -----------------------------------------
                                       William S.H. Stuart
                                       President and Chief Executive Officer

STATE OF TEXAS             )
                           ) ss.
COUNTY OF MONTGOMERY       )

                  Before me, the undersigned, a Notary Public in and for said county and state, on this __________ day of __________________, 2002, personally appeared LARRY C. SHUMATE, to me known to be the identical person who subscribed his name to the within and foregoing instrument, and acknowledged to me that he executed the same as his free and voluntary act and deed and for the uses and purposes therein set forth.

         Given under my hand and seal the day and year last above written.


                                              ----------------------------------
                                              Notary Public, State of Texas

My Commission Expires:

---------------------




STATE OF TEXAS          )
                        ) ss.
COUNTY OF HARRIS        )

         Before me, the undersigned, a Notary Public in and for said county and state, on this _____ day of _________________, 2002, personally appeared William S.H. Stuart, to me known to be the identical person who subscribed the name of EXCALMERGECO, INC. to the within and foregoing instrument as its President and Chief Executive Officer, and acknowledged to me that he executed the same as his free and voluntary act and deed and as the free and voluntary act and deed of such corporation for the uses and purposes therein set forth.

         Given under my hand and seal the day and year last above written.

                                              ----------------------------------
                                              Notary Public, State of Texas

My Commission Expires:

----------------------